Exhibit 10.4
Registration Rights Agreement
Series C Junior Participating Preferred Stock
This Registration Rights Agreement, dated as of January 8, 2010, is by and among Image Entertainment, Inc., a Delaware corporation (the “Company”), JH Partners, LLC as the Investor Representative, and the several investors listed on Schedule 1 (together with their Permitted Transferees, collectively, the “Investors”).
WHEREAS, the Company and the Investors entered into a Securities Purchase Agreement dated December 21, 2009 (the “Purchase Agreement”) pursuant to which the Company agreed to sell to the Investors, and the Investors agreed to purchase from the Company, 22,000 shares of the Company’s Series B Cumulative Preferred Stock, par value $0.0001 per share (the “Series B Preferred”), and 196,702 shares of the Company’s Series C Junior Participating Preferred Stock, par value $0.0001 per share (the “Series C Preferred”) on the terms and subject to the conditions set forth in the Purchase Agreement; and
WHEREAS, in connection with such purchase and sale, the Company has agreed to grant to the Investors the right, under certain circumstances, to purchase up to an additional 8,000 shares of Series B Preferred and 71,528 shares of the Series C Preferred; and
WHEREAS, it is as an inducement to the Investors to enter into the Purchase Agreement and a condition to the closing of the transactions contemplated by the Purchase Agreement that the Company and the Investors enter into this Agreement.
NOW, THEREFORE, in consideration of the foregoing and the agreements contained in this Agreement, and intending to be legally bound by this Agreement, the Company and the Investors agree as follows:
1. Definitions. Capitalized terms used and not otherwise defined in this Agreement that are defined in the Purchase Agreement shall have the respective meanings given such terms in the Purchase Agreement. As used in this Agreement, the following terms shall have the respective meanings set forth in this Section 1:
“Automatic Shelf Registration Statement” means an “automatic shelf registration statement” as defined in Rule 405 under the Securities Act.
“Business Day” means a day that is a Monday, Tuesday, Wednesday, Thursday or Friday and is not a day on which banking institutions in New York, New York or Los Angeles, California generally are authorized or obligated by law, regulation or executive order to close.
“Company” shall have the meaning set forth in the preamble of this Agreement.
“Effectiveness Deadline” means with respect to any registration statement required to be filed to cover the resale by the Investors of the Registrable Securities pursuant to Section 2, (i) the date such registration statement is filed, if the Company is a WKSI as of such date and such registration statement is an Automatic Shelf Registration Statement eligible to become immediately effective upon filing pursuant to Rule 462, or (ii) if the Company is not a WKSI as of the date such registration statement is filed, the 5th Business Day following the date on which the Company is notified by the SEC that such registration statement will not be reviewed or is not subject to further review and comments and will be declared effective upon request by the Company.

“Electing Investors” means, with respect to a registration, each of the Investors that has elected to register Registrable Securities directly owned by such Investor in accordance with Section 2 or 3, as the case may be, as communicated in writing to the Company by the Investor Representative in accordance with Section 2(a) or 3(a), as applicable.
“Filing Deadline” means with respect to any registration statement required to be filed to cover the resale by the Investors of the Registrable Securities pursuant to Section 2, (i) 15 Business Days following the written notice of demand therefor by the Investor Representative, if the Company is a WKSI as of the date of such demand, or (ii) if the Company is not a WKSI as of the date of such demand, (x) 20 Business Days following the written notice of demand therefor if the Company is then eligible to register for resale the Registrable Securities on Form S-3 or (y) if the Company is not then eligible to use Form S-3, 45 Business Days following the written notice of demand therefor, provided that, to the extent that the Company has not been provided the information regarding the Electing Investors and their Registrable Securities in accordance with Section 9(b) at least two Business Days prior to the applicable Filing Deadline, then the such Filing Deadline shall be extended to the second Business Day following the date on which such information is provided to the Company.
“Freely Tradable” shall mean, with respect to any security, a security that (a) is eligible to be sold by the holder thereof without any volume or manner of sale restrictions under the Securities Act pursuant to Rule 144 thereunder, (b) bears no legends restricting the transfer thereof and (c) bears an unrestricted CUSIP number (to the extent such security is issued in global form).
“Indemnified Party” shall have the meaning set forth in Section 8(c).
“Indemnifying Party” shall have the meaning set forth in Section 8(c).
“Investor Indemnitee” shall have the meaning set forth in Section 8(a).
“Investors” shall have the meaning set forth in the preamble of this Agreement.
“Other Securities” shall have the meaning set forth in Section 3(a).
“Permitted Transferees” shall have the meaning set forth in Section 11(d).
“Piggyback Notice” shall have the meaning set forth in Section 3(a).
“Piggyback Registration” shall have the meaning set forth in Section 3(a).
“prospectus” means the prospectus included in a registration statement (including a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by a registration statement, and all other amendments and supplements to the prospectus, including post-effective amendments.
“Purchase Agreement” shall have the meaning set forth in the recitals of this Agreement.
“Register,” “registered,” and “registration” shall refer to a registration effected by preparing and filing a registration statement with the SEC in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of effectiveness of such registration statement by the SEC.

“Registrable Securities” means (a) shares of Common Stock issued by the Company upon conversion of any shares of Series C Preferred, and (b) any securities issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend, stock split, recapitalization or other distribution with respect to, or in exchange for, or in replacement of, the securities referenced in clause (a) above or this clause (b); provided that the term “Registrable Securities” shall exclude in all cases any securities (i) that shall have ceased to be outstanding, (ii) that are sold pursuant to an effective registration statement under the Securities Act or publicly resold in compliance with Rule 144 or (iii) that are Freely Tradable (it being understood that, for purposes of determining eligibility for resale under clause (iii) of this proviso, no securities held by any Investor shall be considered Freely Tradable to the extent such Investor reasonably determines that it is an “affiliate” (as defined under Rule 144 under the Securities Act) of the Company). Solely for purposes of determining at any time whether any Registrable Securities are then outstanding, transferred or Freely Tradable, the Series C Preferred shall be treated, on an as-converted basis, as Registrable Securities.
“Registration Expenses” shall mean, with respect to any registration, (a) all expenses incurred by the Company in effecting any registration pursuant to this Agreement, including all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, (b) one-half of all reasonable fees and expenses related to any registration of Registrable Securities by the Electing Investors (including the fees and disbursements of one legal counsel (and only one legal counsel) to the Electing Investors) and (c) all expenses of the Company’s independent accountants in connection with any regular or special reviews or audits incident to or required by any such registration; provided that Registration Expenses shall not include any Selling Expenses.
“registration statement” means any registration statement that is required to register the resale of the Registrable Securities under this Agreement, and including the related prospectus and any pre- and post-effective amendments and supplements to each such registration statement or prospectus.
“Selling Expenses” shall mean all underwriting discounts, selling commissions and stock transfer taxes, if any, applicable to the sale of Registrable Securities and all fees and expenses related of the Electing Investors (other than such fees and expenses included in Registration Expenses).
“Suspension Period” shall have the meaning set forth in Section 2(d).
“WKSI” shall mean a “well known seasoned issuer” as defined in Rule 405 under the Securities Act.
2. Demand Registration.
(a) Subject to the terms and conditions of this Agreement, including Section 2(c), if at any time following July 8, 2010, the Company receives a written request from the Investor Representative on behalf of any Electing Investors that the Company register under the Securities Act Registrable Securities representing at least 5% of the outstanding shares of Common Stock, then the Company shall file, as promptly as reasonably practicable but no later than the applicable Filing Deadline, a registration statement under the Securities Act covering all Registrable Securities that the Investor Representative, on behalf of the Electing Investors, requests to be registered. The registration statement shall be on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form for such purpose) and, if the Company is a WKSI as of the Filing Deadline, shall be an Automatic Shelf Registration Statement. The Company shall use its commercially reasonable efforts to cause the registration statement to be declared effective or otherwise to become effective under the Securities Act as soon as reasonably practicable but, in any event, no later than the Effectiveness Deadline, and shall use its commercially reasonable efforts to keep the registration statement continuously effective under the Securities Act until the earlier of (1) the date on which the Investor Representative notifies the Company in writing that the Registrable Securities included in such registration statement have been sold or the offering therefor has been terminated or (2) (x) 15 Business Days following the date on which such registration statement was declared effective by the SEC, if the Company is a WKSI and filed an Automatic Shelf Registration Statement in satisfaction of such demand, (y) 30 Business Days following the date on which such registration statement was declared effective by the SEC, if the Company is not a WKSI and registered for resale the Registrable Securities on Form S-3 in satisfaction of such demand, or (z) 50 Business Days following the date on which such registration statement was declared effective by the SEC, if the Company is neither a WKSI nor then eligible to use Form S-3 and registered for resale the Registrable Securities on Form S-1 or other applicable form in satisfaction of such demand; provided that each period specified in clause (2) of this sentence shall be extended automatically by one Business Day for each Business Day that the use of such registration statement or prospectus is suspended by the Company pursuant to Section 2(d) or pursuant to Section 5(i). Neither the Company nor any other Person (other than any Electing Investor) shall be entitled to include Other Securities in any registration initiated by the Investor Representative on behalf of the Electing Investors pursuant to this Section 2 without the prior written consent of the Investor Representative (in the case of Other Securities of the Company, such consent not to be unreasonably withheld, conditioned or delayed), and upon such consent the Registrable Securities shall have priority for inclusion in any firm commitment underwritten offering, ahead of all Other Securities, in any Underwriter Cutback.
(b) If the Electing Investors intend to distribute the Registrable Securities covered by the Investor Representative’s request by means of an underwriting, (i) the Investor Representative shall so advise the Company as a part of its request made pursuant to Section 2(a) and (ii) the Investor Representative shall have the right to appoint the book-running, managing and other underwriter(s) in consultation with the Company.
(c) The Company shall not be required to effect a registration pursuant to this Section 2: (i) after the Company has effected six registrations pursuant to this Section 2, and each of such registrations has been declared or ordered effective and kept effective by the Company as required by Section 5(a); or (ii) more than twice during any single calendar year.
(d) Notwithstanding anything to the contrary in this Agreement, (1) upon notice to the Investor Representative, the Company may delay the Filing Deadline and/or the Effectiveness Deadline with respect to, or suspend the effectiveness or availability of, any registration statement for up to 90 days in the aggregate in any 12-month period (a “Suspension Period”) if the Board of Directors of the Company determines that there is a valid business purpose for delay of filing or effectiveness of, or suspension of, the registration statement; provided that any suspension of a registration statement pursuant to Section 6 shall be treated as a Suspension Period for purposes of calculating the maximum number of days of any Suspension Period under this Section 2(d); and (2) upon notice to the Investor Representative, the Company may delay the Filing Deadline and/or the Effectiveness Deadline with respect to any registration statement for a period not to exceed 30 days prior to the Company’s good faith estimate of the launch date of, and 90 days after the closing date of, a Company initiated registered offering of equity securities (including equity securities convertible into or exchangeable for Common Stock); provided that (i) the Company is actively employing in good faith all commercially reasonable efforts to launch such registered offering throughout such period, (ii) the Investors are afforded the opportunity to include Registrable Shares in such registered offering in accordance with Section 3 and (iii) the right to delay or suspend the effectiveness or available of such registration statement pursuant to this clause (2) shall not be exercised by the Company more than twice in any twelve-month period and not more than 90 days in the aggregate in any twelve-month period. If the Company shall delay any Filing Deadline pursuant to this clause (d) for more than 10 Business Days, the Investor Representative may, on behalf of the Electing Investors, withdraw the demand therefor at any time after such 10 Business Days so long as such delay is then continuing by providing written notice to the Company to such effect, and any demand so withdrawn shall not count as a demand for registration for any purpose under this Section 2, including Section 2(c).
3. Piggyback Registration.
(a) Subject to the terms and conditions of this Agreement, if at any time following January 8, 2010, the Company files a registration statement under the Securities Act with respect to an offering of Common Stock or other equity securities of the Company (such Common Stock and other equity securities collectively, “Other Securities”), whether or not for sale for its own account (other than a registration statement (i) on Form S-4, Form S-8 or any successor forms, (ii) filed solely in connection with any employee benefit or dividend reinvestment plan or (iii) pursuant to a demand registration in accordance with Section 2), then the Company shall use commercially reasonably efforts to give written notice of such filing to the Investor Representative (for distribution to the Investors) at least five Business Days before the anticipated filing date (or such later date as it becomes commercially reasonable to provide such notice) (the “Piggyback Notice”). The Piggyback Notice and the contents thereof shall be kept confidential by the Investor Representative, the Investors and their respective Affiliates and representatives, and the Investor Representative and the Investors shall be responsible for breaches of confidentiality by their respective Affiliates and representatives. The Piggyback Notice shall offer the Investors the opportunity to include in such registration statement, subject to the terms and conditions of this Agreement, the number of Registrable Securities as they may reasonably request (a “Piggyback Registration”). Subject to the terms and conditions of this Agreement, the Company shall use its commercially reasonable efforts to include in each such Piggyback Registration all Registrable Securities with respect to which the Company has received from the Investor Representative written requests for inclusion therein within 10 Business Days following receipt of any Piggyback Notice by the Investor Representative, which request shall specify the maximum number of Registrable Securities intended to be disposed of by the Electing Investors and the intended method of distribution. For the avoidance of doubt and notwithstanding anything in this Agreement to the contrary, the Company may not commence or permit the commencement of any sale of Other Securities in a public offering to which this Section 3 applies unless the Investor Representative shall have received the Piggyback Notice in respect to such public offering not less than 10 Business Days prior to the commencement of such sale of Other Securities. The Electing Investors, acting through the Investor Representative, shall be permitted to withdraw all or part of the Registrable Securities from a Piggyback Registration at any time at least two Business Days prior to the effective date of the registration statement relating to such Piggyback Registration. No Piggyback Registration shall count towards the number of demand registrations that the Investors are entitled to make in any period or in total pursuant to Section 2. Notwithstanding anything to the contrary in this Agreement, the Company shall not be required to provide notice of, or include any Registrable Securities in, any proposed or filed registration statement with respect to an offering of Other Securities for sale exclusively for the Company’s own account at any time following January 8, 2017.
(b) If any Other Securities are to be sold in an underwritten offering, (1) the Company or other Persons designated by the Company shall have the right to appoint the book-running, managing and other underwriter(s) for such offering in their discretion and (2) the Electing Investors shall be permitted to include all Registrable Securities requested to be included in such registration in such underwritten offering on the same terms and conditions as such Other Securities proposed by the Company or any third party to be included in such offering; provided, however, that if such offering involves an underwritten offering and the managing underwriter(s) of such underwritten offering advise the Company in writing that it is their good faith opinion that the total amount of Registrable Securities requested to be so included, together with all Other Securities that the Company and any other Persons having rights to participate in such registration intend to include in such offering (an “Underwriter

Cutback”), exceeds the total number or dollar amount of such securities that can be sold without having an adverse effect on the price, timing or distribution of the Registrable Securities to be so included together with all Other Securities, then there shall be included in such firm commitment underwritten offering the number or dollar amount of Registrable Securities and such Other Securities that in the good faith opinion of such managing underwriter(s) can be sold without so adversely affecting such offering, and such number of Registrable Securities and Other Securities shall be allocated for inclusion as follows: (x) to the extent such public offering is the result of a registration initiated by the Company, (i) first, all Other Securities being sold by the Company; (ii) second, all Registrable Securities requested to be included in such registration by the Electing Investors, pro rata, based on the number of Registrable Securities beneficially owned by such Electing Investors; and (iii) third, all Other Securities of any holders thereof (other than the Company and the Electing Investors) requesting inclusion in such registration, pro rata, based on the number of Other Securities beneficially owned by each such holder of Other Securities or (y) to the extent such public offering is the result of a registration by any Persons (other than the Company or the Investors) exercising a contractual right to demand registration, (i) first, all Other Securities owned by such Persons exercising the contractual right, pro rata, based on the number of Other Securities beneficially owned by each such holder of Other Securities; (ii) second, all Registrable Securities requested to be included in such registration by the Electing Investors, pro rata, based on the number of Registrable Securities beneficially owned by such Electing Investors; and (iii) third, all Other Securities being sold by the Company; and (iv) fourth, all Other Securities requested to be included in such registration by other holders thereof (other than the Company and the Electing Investors), pro rata, based on the number of Other Securities beneficially owned by each such holder of Other Securities.
4. Expenses of Registration. Except as specifically provided for in this Agreement, all Registration Expenses incurred in connection with any registration, qualification or compliance hereunder shall be borne by the Company. All Selling Expenses incurred in connection with any registration hereunder, shall be borne by the Electing Investors in proportion to the number of Registrable Securities for which registration was requested. The Company shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to Section 2, the request of which has been subsequently withdrawn by the Investor Representative unless (a) the withdrawal is based upon a Material Adverse Effect or material adverse information concerning the Company that (i) the Company had not publicly disclosed in a report filed with or furnished to the SEC at least 48 hours prior to the request or (ii) the Company had not disclosed to any Investor Designee in person or by telephone at the last meeting of the Board of Directors or any committee of the Board of Directors, in each case, at which an Investor Designee is present or at any time since the date of such meeting of the Board of Directors and which effect or information would reasonably be expected to result in a Material Adverse Effect or constitute material adverse information concerning the Company, (b) the withdrawal is made in accordance with the last sentence of Section 2(d), or (c) the Investor Representative agrees on behalf of the Investors to forfeit their right to one requested registration pursuant to Section 2.
5. Obligations of the Company. Whenever required to effect the registration of any Registrable Securities pursuant to Section 2 or 3 of this Agreement, the Company shall, as promptly as reasonably practicable:
(a) Prepare and file with the SEC a registration statement (including all required exhibits to such registration statement) with respect to such Registrable Securities and use commercially reasonable efforts to cause such registration statement to become effective, or prepare and file with the SEC a prospectus supplement with respect to such Registrable Securities pursuant to an effective registration statement and keep such registration statement effective or such prospectus supplement current, in the case of a registration pursuant to Section 2, in accordance with Section 2.

(b) Prepare and file with the SEC such amendments and supplements to the applicable registration statement and the prospectus or prospectus supplement used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.
(c) To the extent reasonably practicable, not less than five Business Days prior to the filing of a registration statement or any related prospectus or any amendment or supplement thereto, the Company shall furnish to the Investor Representative on behalf of the Electing Investors copies of all such documents proposed to be filed and give reasonable consideration to the inclusion in such documents of any comments reasonably and timely made by the Investor Representative or its legal counsel, provided that the Company shall include in such documents any such comments that are necessary to correct any material misstatement or omission regarding an Electing Investor.
(d) Furnish to the Investor Representative such number of copies of the applicable registration statement and each such amendment and supplement thereto (including in each case all exhibits but not documents incorporated by reference) and of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as the Investor Representative may reasonably request on behalf of the Electing Investors in order to facilitate the disposition of Registrable Securities owned by the Electing Investors. The Company hereby consents to the use of such prospectus and each amendment or supplement thereto by each of the Electing Investors in accordance with applicable laws and regulations in connection with the offering and sale of the Registrable Securities covered by such prospectus and any amendment or supplement thereto.
(e) Use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under blue sky or such other state securities laws of such U.S. jurisdictions as shall be reasonably requested by the Investor Representative and to keep such registration or qualification in effect for so long as such registration statement remains in effect; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.
(f) Enter customary agreements and take such other actions as are reasonably required in order to facilitate the disposition of such Registrable Securities, including, if the method of distribution of Registrable Securities is by means of an underwritten offering, using commercially reasonable efforts to, (i) participate in and make documents available for the reasonable and customary due diligence review of underwriters during normal business hours, on reasonable advance notice and without undue burden or hardship on the Company, provided that (A) any party receiving confidential materials shall execute a confidentiality agreement on customary terms if reasonably requested by the Company and (B) the Company may in its reasonable discretion restrict access to competitively sensitive or legally privileged documents or information, (ii) cause the chief executive officer and chief financial officer available at reasonable dates and times to participate in “road show” presentations and/or investor conference calls to market the Registrable Securities during normal business hours, on reasonable advance notice and without undue burden or hardship on the Company, provided that the aggregate number of days of “road show” presentations in connection with an underwritten offering of Registrable Securities for each registration pursuant to a demand made under Section 2 shall not exceed five Business Days and (iii) negotiate and execute an underwriting agreement in customary form with the managing underwriter(s) of such offering and such other documents reasonably required under the terms of such underwriting arrangements, including using commercially reasonable efforts to procure a customary legal opinion and auditor “comfort” letters. The Electing Investors shall also enter into and perform their obligations under such underwriting agreement.
(g) Give notice to the Investor Representative as promptly as reasonably practicable:

(i) when any registration statement filed pursuant to Section 2 or in which Registrable Securities are included pursuant to Section 3 or any amendment to such registration statement has been filed with the SEC and when such registration statement or any post-effective amendment to such registration statement has become effective;
(ii) of any request by the SEC for amendments or supplements to any registration statement (or any information incorporated by reference in, or exhibits to, such registration statement) filed pursuant to Section 2 or in which Registrable Securities are included pursuant to Section 3 or the prospectus (including information incorporated by reference in such prospectus) included in such registration statement or for additional information;
(iii) of the issuance by the SEC of any stop order suspending the effectiveness of any registration statement filed pursuant to Section 2 or in which Registrable Securities are included pursuant to Section 3 or the initiation of any proceedings for that purpose;
(iv) of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Common Stock for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and
(v) at any time when a prospectus relating to any such registration statement is required to be delivered under the Securities Act, of the happening of any event as a result of which such prospectus (including any material incorporated by reference or deemed to be incorporated by reference in such prospectus), as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, which event requires the Company to make changes in such effective registration statement and prospectus in order to make the statements therein or incorporated by reference therein not misleading (which notice shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made).
(h) Use its commercially reasonable efforts to prevent the issuance or obtain the withdrawal of any order suspending the effectiveness of any registration statement referred to in Section 5(g)(iii) at the earliest practicable time.
(i) Upon the occurrence of any event contemplated by Section 5(g)(v), reasonably promptly prepare a post-effective amendment to such registration statement or a supplement to the related prospectus or file any other required document so that, as thereafter delivered to the Investor Representative, the prospectus will not contain (or incorporate by reference) an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Investor Representative in accordance with Section 5(g)(v) to suspend the use of the prospectus until the requisite changes to the prospectus have been made, then the Electing Investors shall suspend use of such prospectus and use their commercially reasonable efforts to return to the Company all copies of such prospectus (at the Company’s expense) other than permanent file copies then in the Electing Investors’ possession, and the period of effectiveness of such registration statement provided for in Section 5(a) above shall be extended by the number of days from and including the date of the giving of such notice to the date the Investor Representative shall have received such amended or supplemented prospectus pursuant to this Section 5(i).

(j) Use commercially reasonable efforts to procure the cooperation of the Company’s transfer agent in settling any offering or sale of Registrable Securities, including with respect to the transfer of physical stock certificates into book-entry form in accordance with any procedures reasonably requested by the Investor Representative or the managing underwriter(s). In connection therewith, if reasonably required by the Company’s transfer agent, the Company shall promptly after the effectiveness of the registration statement cause an opinion of counsel as to the effectiveness of the registration statement to be delivered to and maintained with its transfer agent, together with any other authorizations, certificates and directions required by the transfer agent which authorize and direct the transfer agent to issue such Registrable Securities without legend upon sale by the holder of such shares of Registrable Securities under the registration statement.
6. Suspension of Sales. Upon receipt of written notice from the Company pursuant to Section 5(g)(v), the Electing Investors shall immediately discontinue disposition of Registrable Securities until the Investor Representative (i) has received copies of a supplemented or amended prospectus or prospectus supplement pursuant to Section 5(i) or (ii) is advised in writing by the Company that the use of the prospectus and, if applicable, prospectus supplement may be resumed, and, if so directed by the Company, the Electing Investors shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in the Electing Investors’ possession, of the prospectus and, if applicable, prospectus supplement covering such Registrable Securities current at the time of receipt of such notice.
7. Free Writing Prospectuses. The Electing Investors shall not use any free writing prospectus (as defined in Rule 405 under the Securities Act) in connection with the sale of Registrable Securities without the prior written consent of the Company given to the Investor Representative; provided that the Electing Investors may use any free writing prospectus prepared and distributed by the Company.
8. Indemnification.
(a) Notwithstanding any termination of this Agreement, the Company shall indemnify and hold harmless the Investor Representative, each of the Electing Investors and each of their respective officers, directors, employees, agents, partners, members, stockholders, representatives and Affiliates, and each person or entity, if any, that controls the Investor Representative or the Electing Investors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and the officers, directors, employees, agents and employees of each such controlling Person (each, an “Investor Indemnitee”), against any and all losses, claims, damages, actions, liabilities, costs and expenses (including reasonable fees, expenses and disbursements of attorneys and other professionals), joint or several, arising out of or based upon any untrue or alleged untrue statement of material fact contained or incorporated by reference in any registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto or contained in any “issuer free writing prospectus” (as such term is defined in Rule 433 under the Securities Act) prepared by the Company or authorized by it in writing for use by the Investors or any amendment or supplement thereto; or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that the Company shall not be liable to such Investor Indemnitee in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, including any such preliminary prospectus or final prospectus contained therein or any such amendments or supplements thereto or contained in any “issuer free writing prospectus” (as such term is defined in Rule 433 under the Securities Act) prepared by the Company or authorized by it in writing for use by the Investors or any amendment or supplement thereto, in reliance upon and in conformity with information regarding such Investor Indemnitee or its plan of distribution or ownership interests which such Investor Indemnitee furnished in writing to the Company for use in connection with such registration statement, including any such preliminary prospectus or final prospectus contained therein or any such amendments or supplements thereto, (ii) offers or sales effected by or on behalf such Investor Indemnitee “by means of” (as defined in Securities Act Rule 159A) a “free writing prospectus” (as defined in Securities Act Rule 405) that was not authorized in writing by the Company, or (iii) the failure to deliver or make available to a purchaser of Registrable Securities a copy of any preliminary prospectus, pricing information or final prospectus contained in the applicable registration statement or any amendments or supplements thereto (to the extent the same is required by applicable law to be delivered or made available to such purchaser at the time of sale of contract); provided that the Company shall have delivered to the Investor Representative such preliminary prospectus or final prospectus contained in the applicable registration statement and any amendments or supplements thereto pursuant to 5(d) no later than the time of contract of sale in accordance with Rule 159 under the Securities Act.
(b) Each Electing Investor shall severally, and not jointly, indemnify and hold harmless the Company and its officers, directors, employees, agents, representatives and Affiliates against any and all losses, claims, damages, actions, liabilities, costs and expenses (including reasonable fees, expenses and disbursements of attorneys and other professionals) arising out of or based upon any untrue or alleged untrue statement of material fact contained in any registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto or contained in any “issuer free writing prospectus” (as such term is defined in Rule 433 under the Securities Act), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but only to the extent, that such untrue statements or omissions are based solely upon information regarding such Electing Investor furnished in writing to the Company by the Investor Representative on behalf of such Electing Investor expressly for use therein. In no event shall the liability of any Electing Investor hereunder be greater in amount than the dollar amount of the net proceeds received by such Electing Investor upon the sale of the Registrable Securities giving rise to such indemnification obligation.
(c) If any proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall assume the defense in such proceeding, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with such defense; provided that any such notice or other communication pursuant to this Section 8 between the Company and an Indemnifying Party or an Indemnified Party, as the case may be, shall be delivered to or by, as the case may be, the Investor Representative; provided, further, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Section 8, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party. An Indemnified Party shall have the right to employ separate counsel in any such proceeding and to participate in the defense of such proceeding, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that representation of both such Indemnified Party and the Indemnifying Party by the same counsel would be inappropriate because of an actual conflict of interest between the Indemnifying Party and such Indemnified Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Indemnifying Party); provided that the Indemnifying Party shall not be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any such proceeding effected without its written consent, which consent shall not be unreasonably withheld, conditioned or delayed. No Indemnifying Party shall, without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed), effect any settlement of any pending proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding. All fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, promptly upon receipt of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder, provided that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification under this Section 8).
(d) If the indemnification provided for in Section 8(a) or 8(b) is unavailable to an Indemnified Party with respect to any losses, claims, damages, actions, liabilities, costs or expenses referred to in Section 8(a) or 8(b), as the case may be, or is insufficient to hold the Indemnified Party harmless as contemplated therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, actions, liabilities, costs or expenses in such proportion as is appropriate to reflect the relative fault of the Indemnified Party, on the one hand, and the Indemnifying Party, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, actions, liabilities, costs or expenses as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party, on the one hand, and of the Indemnified Party, on the other hand, shall be determined by reference to, among other factors, whether the untrue or alleged untrue statement of a material fact or omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Investor Representative and the Investors agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 8(d). Notwithstanding the foregoing, in no event shall the liability of any Electing Investor hereunder be greater in amount than the dollar amount of the net proceeds received by such Electing Investor upon the sale of the Registrable Securities giving rise to such contribution obligation. No Indemnified Party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from an Indemnifying Party not guilty of such fraudulent misrepresentation.
9. “Market Stand-Off” Agreement; Agreement to Furnish Information.
(a) The Investors agree that they will not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any new hedging or similar transaction with the same economic effect as a sale with respect to, any Common Stock (or other securities of the Company) held by the Investors (other than those included in the registration) for a period specified by the representatives of the book-running managing underwriters of Common Stock (or other securities of the Company convertible into Common Stock) not to exceed 10 days prior and 90 days following any registered public sale of securities by the Company in which the Company gave the Investors an opportunity to participate in accordance with Section 3; provided that executive officers and directors of the Company enter into similar agreements and only as long as such Persons remain subject to such agreement (and are not fully released from such agreement) for such period. Each of the Investors agrees to execute and deliver such other agreements as may be reasonably requested by the representatives of the underwriters which are consistent with the foregoing or which are necessary to give further effect thereto.
(b) In addition, if requested by the Company or the book-running managing underwriters of Common Stock (or other securities of the Company convertible into Common Stock), the Investor Representative shall provide on behalf of each Electing Investor such information regarding each Electing Investor and its respective Registrable Securities as may be reasonably required by the Company or such representative of the book-running managing underwriters in connection with the filing of a registration statement and the completion of any public offering of the Registrable Securities pursuant to this Agreement.
10. Rule 144 Reporting. With a view to making available to the Investors the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities that are Common Stock to the public without registration, the Company agrees to use its commercially reasonable efforts to: (i) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of this Agreement; (ii) file with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and (iii) so long as the Investors own any Registrable Securities, furnish to the Investor Representative forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of Rule 144 under the Securities Act, and of the Exchange Act; a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as the Investor Representative on behalf of the Investors may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such Common Stock without registration.
11. Miscellaneous.
(a) Termination of Registration Rights. The registration rights granted under this Agreement shall terminate on the date on which all Registrable Securities are Freely Tradable.
(b) Governing Law. This Agreement shall be governed in all respects by the laws of the State of State of New York without regard to any choice of laws or conflict of laws provisions that would require the application of the laws of any other jurisdiction.
(c) Jurisdiction; Enforcement. The parties agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that each of the parties shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement exclusively in any state or federal courts located in the City of San Francisco and any appellate court therefrom within the State of California. In addition, each of the parties irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party or its successors or assigns, shall be brought and determined exclusively in any state or federal courts located in the City of San Francisco and any appellate court therefrom within the State of California. The parties further agree that no party to this Agreement shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section and each party waives any objection to the imposition of such relief or any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument. Each of the parties hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts. Each of the parties hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section, (b) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by the applicable Law, any claim that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Each party hereby consents to service being made through the notice procedures set forth in Section 11(g) and agrees that service of any process, summons, notice or document by registered mail (return receipt requested and first-class postage prepaid) to the respective addresses set forth in Section 11(g) shall be effective service of process for any suit or proceeding in connection with this Agreement or the transactions contemplated by this Agreement. EACH OF THE PARTIES KNOWINGLY, INTENTIONALLY AND VOLUNTARILY WITH AND UPON THE ADVICE OF COMPETENT COUNSEL IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
(d) Successors and Assigns. Except as otherwise provided in this Agreement, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties.
(e) No Third-Party Beneficiaries. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer, and this Agreement shall not confer, on any Person other than the parties to this Agreement any rights, remedies, obligations or liabilities under or by reason of this Agreement, and no other Persons shall have any standing with respect to this Agreement or the transactions contemplated by this Agreement; provided, however that each Indemnified Party (but only, in the case of an Investor Indemnitee, if such Investor Indemnitee has complied with the requirements of Section 8(c), including the first proviso of Section 8(c)) shall be entitled to the rights, remedies and obligations provided to an Indemnified Party under Section 8, and each such Indemnified Party shall have standing as a third-party beneficiary under Section 8 to enforce such rights, remedies and obligations.
(f) Entire Agreement. This Agreement, the Purchase Agreement and the other documents delivered pursuant to the Purchase Agreement constitute the full and entire understanding and agreement among the parties hereto with regard to the subjects of this Agreement and such other agreements and documents.
(g) Notices. Except as otherwise provided in this Agreement, all notices, requests, claims, demands, waivers and other communications required or permitted under this Agreement shall be in writing and shall be mailed by reliable overnight delivery service or delivered by hand, facsimile or messenger as follows:

if to the Company:	Image Entertainment, Inc.
20525 Nordhoff Street, Suite 200
Chatsworth, California
Attention: Chief Financial Officer
Facsimile: (818) 407-5775

with a copy to:

if to any of the Investors or
the Investor Representative:	JH Partners, LLC
451 Jackson Street
San Francisco, California
Attention: Patrick M. Collins
Facsimile: (415) 364-0333

with a copy to:	Latham & Watkins LLP
505 Montgomery Street, Suite 2000
San Francisco, California
Attention: Robert E. Burwell
Facsimile: (415) 395-8095
or in any such case to such other address, facsimile number or telephone as any party hereto may, from time to time, designate in a written notice given in a like manner. Notices shall be deemed given when actually delivered by overnight delivery service, hand or messenger, or when received by facsimile if promptly confirmed.
(h) Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party to this Agreement shall impair any such right, power, or remedy of such party, nor shall it be construed to be a waiver of or acquiescence in any breach or default, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default. All remedies, either under this Agreement or by law or otherwise afforded to any Investor, shall be cumulative and not alternative.
(i) Expenses. The Company and the Investors shall bear their own expenses and legal fees incurred on their behalf with respect to this Agreement and the transactions contemplated hereby, except as otherwise provided in Section 4.
(j) Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only if such amendment or waiver is in writing and signed, in the case of an amendment, by the Company and the Investor Representative or, in the case of a waiver, by the party against whom the waiver is to be effective. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities at the time outstanding (including securities convertible into Registrable Securities), each future holder of all such Registrable Securities, and the Company.

(k) Counterparts. This Agreement may be executed in any number of counterparts and signatures may be delivered by facsimile or in electronic format, each of which may be executed by less than all the parties, each of which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one instrument.
(l) Severability. If any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable, or void, portions of such provision, or such provision in its entirety, to the extent necessary, shall be severed from this Agreement and the balance of this Agreement shall be enforceable in accordance with its terms.
(m) Titles and Subtitles; Interpretation. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. When a reference is made in this Agreement to a Section or Schedule, such reference shall be to a Section or Schedule of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute, rule or regulation defined or referred to in this Agreement means such agreement, instrument or statute, rule or regulation as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes. Any reference to any section under the Securities Act or Exchange Act, or any rule promulgated thereunder, shall include any publicly available interpretive releases, policy statements, staff accounting bulletins, staff accounting manuals, staff legal bulletins, staff “no-action,” interpretive and exemptive letters, and staff compliance and disclosure interpretations (including “telephone interpretations”) of such section or rule by the SEC. Each of the parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if it is drafted by each of the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

IMAGE ENTERTAINMENT, INC.
By:	/s/ JEFF M. FRAMER
	Name:	Jeff M. Framer
	Title:	President and Chief Financial Officer

JH PARTNERS, LLC, as the Investor Representative
By:	/s/ JOHN C. HANSEN
	Name:	John C. Hansen
Title:

JH PARTNERS EVERGREEN FUND, LP
By:	JH Investment Management III, LLC Its: General Partner
By:	/s/ JOHN C. HANSEN
	Name:	John C. Hansen
Its: Managing Member

JH INVESTMENT PARTNERS III, LP
By:	JH Investment Management III, LLC Its: General Partner
By:	/s/ JOHN C. HANSEN
	Name:	John C. Hansen
Its: Managing Member

JH INVESTMENT PARTNERS GP FUND III, LLC
By:	JH Investment Management III, LLC Its: Manager
By:	/s/ JOHN C. HANSEN
	Name:	John C. Hansen
Its: Managing Member

SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

Schedule 1
Investors
JH Partners Evergreen Fund, LP
JH Investment Partners III, LP
JH Investment Partners GP Fund III, LLC